UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): March 2, 2009


                          Willis Group Holdings Limited
             (Exact Name of Registrant as Specified in Its Charter)


                                     Bermuda
                 (State or Other Jurisdiction of Incorporation)

       001-16503                                           98-0352587
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(Commission File Number)                       (IRS Employer Identification No.)

                            c/o Willis Group Limited
                                 51 Lime Street
                            London EC3M 7DQ, England
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                    (Address of Principal Executive Offices)

                               (44) (20) 7488-8111
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Willis Group Holdings Limited (the "Company") has awarded annual retention awards for 2008 to its senior executive officers (the "Willis Retention Awards"), including its Chairman and Chief Executive Officer. The Willis Retention Awards, which are subject to acceptance by the employee of the award's terms and conditions, were executed by the named executive officers on March 10 and 11, 2009. Consistent with his Employment Agreement, Mr. Plumeri received 50% of his 2008 bonus in cash and 50% in restricted stock units ("RSUs"). The Willis Retention Awards for Messrs. Millwater, Regan and Hearn were paid approximately 82% in cash and 18% in RSUs. The RSUs were granted on March 2, 2009 at $20.97, the closing price on the New York Stock Exchange on that date for the Company's shares. In addition, Messrs. Plumeri, Millwater, Regan and Hearn received 1 matching RSU for every 4 granted and dividend equivalent sums will accrue from the date of grant and will be paid in cash upon the vesting of the RSUs. The amount of Willis Retention Awards shown below against their respective names reflects the amount of bonus paid in cash and in RSUs, inclusive of a 1 to 4 matching award. Both the cash and RSU elements of the Willis Retention Award paid to these executive officers are subject to forfeiture conditions if they voluntarily leave the Company's employ: the cash element will require a proportional reimbursement if an executive officer voluntarily leaves the Company's employ before December 31, 2011; and the RSUs vest in equal tranches on the first and second anniversaries of grant, subject to the executive officer continuing to be in the Company's employ on those dates.

The following named executive officers received Willis Retention Awards as detailed below:

                                                 Number of        Grant Date
                                              Restricted Stock  Fair Value of
Name                 Cash Bonus(1) Grant Date     Units(2)       Stock Awards
-------------------- ------------- ---------- ----------------  --------------

J. J. Plumeri          $1,685,000   03.02.09          100,440      $2,106,227

Grahame J. Millwater     $916,790   03.02.09            9,182        $192,547

Patrick C. Regan         $583,412   03.02.09            5,843        $122,528

Peter Hearn            $1,172,340   03.02.09           15,528        $325,622

_____________________

(1) Messrs. Millwater and Regan receive their bonuses in pounds sterling and these amounts have been converted into dollars at the average exchange rate for 2008 ((pound)1:$1.8521).

(2) In respect of Messrs. Millwater and Regan, who receive their bonuses in pounds sterling, the dollar amount used to calculate the number of RSUs was converted at a rate of (pound)1:$1.4006, being the exchange rate on the date of grant.

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

A copy of the form of Willis Retention Award Letter is filed as Exhibit 10.1 to this Report, and incorporated herein by reference.




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

Item 9.01. Financial Statements and Exhibits.

     (d)  Exhibits.

          10.1 Form of Willis Retention Award Letter dated March 2009




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 WILLIS GROUP HOLDINGS LIMITED


Date: March 11, 2009                             By: /s/ Adam G. Ciongoli
                                                     ---------------------------
                                                 Name:  Adam G. Ciongoli
                                                 Title: General Counsel

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                                  EXHIBIT INDEX

      Exhibit No.         Description
      -----------         -----------

      10.1                Form of Willis Retention Award Letter dated March 2009



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